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                                                                     EXHIBIT 1.1

                         EQUITY OFFICE PROPERTIES TRUST
                    (A MARYLAND REAL ESTATE INVESTMENT TRUST)

        4,000,000 8 5/8% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES
                             OF BENEFICIAL INTEREST

      (PAR VALUE $0.01 PER SHARE) (LIQUIDATION PREFERENCE $25.00 PER SHARE)



                             UNDERWRITING AGREEMENT





December 1, 1998



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                                December 1, 1998



Morgan Stanley & Co.
          Incorporated
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

Dear Sirs and Mesdames:


         Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") 4,000,000 of its 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, liquidation preference $25.00 per share (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 600,000 of its 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, liquidation preference $25.00 per share (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") (No. 333-58729), including a prospectus, relating, in part, to the Shares. Such registration statement (as amended), including the information incorporated by reference therein, in the form in which it became effective, is hereinafter collectively referred to as the "Registration Statement"; and the base prospectus and prospectus supplement relating to the Shares, including the information incorporated by reference therein, in the form first delivered to the Underwriters for use in confirming sales of Shares, is hereinafter collectively referred to as the "Prospectus".

         The Company is the managing general partner of EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). The Company owns all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries.



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         1. Representations and Warranties of the Company and the Operating
Partnership. The Company and the Operating Partnership represent and warrant, jointly and severally, to the Underwriters, as of the date hereof, as of the Closing Date (as defined below), and as of the Option Closing Date (as defined below) (each, a "Representation Date"), as follows:

         (a) Compliance with Registration Requirements. At the time the Registration Statement became effective and at each Representation Date, the Registration Statement (and any amendment thereto) complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus (and any amendment or supplement thereto), at each Representation Date, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Morgan Stanley & Co. Incorporated expressly for use in the Registration Statement or the Prospectus.

         Each of the preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and each preliminary prospectus and the prospectus delivered to the Underwriters for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant EDGAR, except to the extent permitted by Regulation S-T.

         The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder.

         (b) No Stop Order or Proceedings. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, is contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, is contemplated by the Commission or by the state securities authority of any jurisdiction.

         (c) Independent Accountants. Each of Ernst & Young LLP and PricewaterhouseCoopers LLP, the accounting firms that certified the financial statements and supporting schedules included in the Prospectus, is an independent public accountant as required


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by the Securities Act and the applicable rules and regulations thereunder (the
"Securities Act Regulations").

         (d) Financial Statements. The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. The Statements of Revenues and Certain Operating Expenses, if any, included in the Registration Statement and the Prospectus for certain of the Properties (as defined below) present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. The pro forma financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (e) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) no casualty loss or condemnation or other adverse event with respect to any Property has occurred that would result in a Material Adverse Effect (as defined below), (C) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) except as described in the Registration Statement and the Prospectus and except for regular quarterly distributions of the Company (and corresponding distributions of the Operating Partnership), there has been no distribution of any kind declared, paid or made by the Company or the Operating Partnership with respect to its partnership interests, and (E) there has been no material change in the partnership interests of the Operating Partnership or any material increase in the indebtedness of the Company.

         (f) Good Standing of the Company. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the Maryland General Corporation Law (the "MGCL") with trust power and authority to own, lease and operate any real property or improvements thereon owned or leased by the Company or its subsidiaries (each, a "Property" and, collectively, the "Properties"), to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter

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into and perform its obligations under or contemplated under this Agreement. The
Company is duly qualified or registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

         (g) Good Standing of the Subsidiaries. Each of the "significant subsidiaries" of the Company listed on Schedule II to this Agreement (collectively, the "Significant Subsidiaries") has been duly organized and is validly existing as a partnership, corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, with all power and authority to own, lease and operate its Properties, and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus. Each Significant Subsidiary is duly qualified or registered as a foreign partnership, corporation, limited liability company, or real estate investment trust, and is in good standing in each jurisdiction in which the business conducted by such subsidiary is required and permitted, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, singly or in the aggregate, to so qualify would not result in a Material Adverse Effect. Each of the partnership or operating agreements of the Significant Subsidiaries is in full force and effect.

         (h) Capitalization of Company. The capitalization of the Company is as set forth in the Registration Statement and the Prospectus as of the date referenced therein. All of the Company's common and preferred shares of beneficial interest outstanding at the date hereof were duly authorized for issuance by the Company and are validly issued and fully paid. None of such shares of beneficial interest were issued in violation of preemptive or other similar rights of any security holder of the Company. Such outstanding shares of beneficial interest were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

         (i) Authorization of the Shares. The Shares have been duly authorized and classified for issuance and sale to the Underwriters pursuant to this Agreement. At or prior to the Closing Date, the Company will have executed and filed Articles Supplementary ("Articles Supplementary") to its Amendment and Restatement of Declaration of Trust ("Declaration of Trust") establishing the terms of the Shares with the State Department of Assessments and Taxation of Maryland (the "SDAT") and, when the Shares are duly paid for and certificates therefor are duly countersigned and delivered as provided herein, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or similar rights. The Shares conform and will in all material respects conform to the Articles Supplementary and the description thereof contained in the Registration Statement and the Prospectus.

         (j) Absence of Defaults. Neither the Company nor any Significant Subsidiary is in violation of its declaration of trust, charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, and neither the Company nor any of its subsidiaries is in default in the performance or observance of

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any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not result in a Material Adverse Effect.

         (k) Absence of Conflicts. The execution and delivery of this Agreement, the performance of the obligations set forth herein, and the consummation of the transactions contemplated hereby or in the Prospectus, including the issuance and sale of the Shares to the Underwriters, by the Company and the Operating Partnership will not result in the creation of any lien, charge or encumbrance upon the Properties or conflict with or constitute a breach or violation by the Company or any of its subsidiaries, or default under, (A) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which such entity is a party or by which they, any of them, any of their respective assets or any Property may be bound or subject, (B) the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of such entity or (C) any applicable law, rule, order, administrative regulation or administrative or court decree, except in the cases of clauses (A) and (C) for such liens, charges, encumbrances, conflicts, breaches, violations or defaults as would not result in a Material Adverse Effect.

         (l) Authorization of Agreement. Each of the Company and the Operating Partnership has the requisite power and authority under its organizational documents to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

         (m) Absence of Proceedings. There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, any Significant Subsidiary, any Property or any officer or trustee of the Company that, if determined adversely to the Company, any Significant Subsidiary, any Property or any such officer or trustee, might (A) result in any Material Adverse Effect or (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Significant Subsidiary is a party or to which any of their respective assets, properties or operations is the subject that are required to be described in the Registration Statement and the Prospectus that are not so described. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (n) Investment Company Act. Neither the Company nor any Significant Subsidiary is, or as of the Closing Date or the Option Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").


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         (o) Possession of Intellectual Property. The Company and its
subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         (p) Absence of Further Requirements. All authorizations, approvals and consents of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the other transactions contemplated by this Agreement have been obtained, except such as may be required under the securities, blue sky or real estate syndication laws of various states in connection with such offer, issuance and sale.

         (q) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to conduct the business now conducted by them, or proposed to be conducted by them, as described in the Registration Statement and the Prospectus, except where the failure to possess any such Governmental Licenses would not have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (r) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

         (s) Title to Property. (A) With respect to the Properties in which the Operating Partnership owns, directly or indirectly, all of the ownership interests therein, the Operating Partnership or its subsidiaries have good and marketable fee simple title to the land underlying such Properties (or, to the extent described in the Registration Statement and the Prospectus, a valid leasehold estate in such land) and (except for the Property known as "500 Orange") good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Date (or which are being contested pursuant to applicable law), to zoning and similar governmental land use matters

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affecting such Properties that are consistent with (or, in the case of grandfathered non-conforming uses, permit) the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Date, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, tenant leases, service marks and trade names used in connection with such Properties, ground leases and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties;
(B) with respect to the Properties in which the Operating Partnership owns, directly or indirectly, less than all of the ownership interest (the "Joint Venture Properties"), the Company or its subsidiaries have good and marketable title to such ownership interests and the respective entities owning the Joint Venture Properties have good and marketable title to such interests in the Joint Venture Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (A) above; (C) except as disclosed in the Registration Statement and the Prospectus or would not individually or in the aggregate result in a Material Adverse Effect, the ground leases under which the applicable subsidiaries of the Operating Partnership lease the land on which certain Properties are located are in full force and effect, and each of such subsidiaries is not in default in respect of any of the terms or provisions of such leases and neither the Company nor any such subsidiary has received notice of the assertion of any claim by anyone adverse to such subsidiaries' rights as lessees under such leases, or affecting or questioning such subsidiaries' right to the continued possession or use of the Property under such leases or of a default under such leases; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Company or any of its subsidiaries are disclosed in the Registration Statement and the Prospectus, subject to the exceptions set forth in clause (A) above; (E) neither any subsidiary of the Company nor any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership or any of its subsidiaries, as lessor, leases its Property (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults and unmatured events of default that would not result in a Material Adverse Effect; (F) except for such rights of first refusal as may be contained in the agreements related to the Joint Venture Properties, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (G) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; (H) there is in full force and effect insurance coverage for the assets of the Properties that is commercially reasonable for such types of assets, and neither the Company nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets (including the Properties); and (I) neither the Company nor any of its subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on,


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construction on or access to the Properties, except such proceedings or actions as are disclosed in the Registration Statement and the Prospectus or that would not have a Material Adverse Effect.

         (t) Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus or as would not have a Material Adverse Effect, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has during the period of its ownership caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Company or any of its subsidiaries, adjacent to, any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (C) neither the Company nor any of its subsidiaries is engaged in or intends to engage in any manufacturing at the Properties that (1) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) requires permits or is otherwise regulated pursuant to any Environmental Law; (D) neither the Company nor any of its subsidiaries has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor any of its subsidiaries has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; (F) no Property is included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company or any of its subsidiaries received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (G) there are no underground storage tanks located on or in any Property which do not conform to all legal requirements in effect as of January 1, 1999 and which have not been disclosed to the Underwriters.

         As used herein, the term "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R.


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Section 172.101, as heretofore amended, or in the EPA's List of Hazardous
Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

         (u) Tax Compliance. Each of the Company and its subsidiaries has filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith, and except in any case in which the failure to so file or pay would not have a Material Adverse Effect.

         (v) Taxation as an REIT. The Company has operated since its initial public offering and intends to continue to operate in such a manner as to qualify to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

         (w) No Price Manipulation. Neither the Company nor any of its Significant Subsidiaries, nor any of their trustees, directors, officers or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (x) Plan Assets. The assets of the Company and its subsidiaries do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.


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         (y) Cross Defaults. The mortgages and deeds of trust encumbering the properties and assets described in general in the Registration Statement and the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Company or any of its subsidiaries, and, except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries holds participating interests in such mortgages and deeds of trust.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $24.2125 per share (the "Purchase Price") plus accumulated dividends, if any, to the Closing Date.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 600,000 Additional Shares at the Purchase Price plus accumulated dividends, if any, to the Closing Date. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, during the period beginning on the date hereof and continuing to and including 30 days from the date hereof, it will not, without the prior written consent of Morgan Stanley & Co. Incorporated, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, any other equity securities of the Company which are substantially similar to the Shares (other than any securities of the Company which are convertible into common shares of beneficial interest of the Company) or any securities convertible into or exercisable or exchangeable for Shares or any other equity securities of the Company which are substantially similar to the

Shares (other than any securities of the Company which are convertible into common shares of beneficial interest of the Company) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, any other equity securities of the Company which are substantially similar to the Shares (other than any securities of the Company which are convertible into common shares of beneficial interest of the Company) or any securities convertible into or exercisable or exchangeable for Shares or any other equity securities of the Company which are substantially similar to the Shares (other than any securities of the Company which are convertible into common shares of beneficial interest of the Company), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, other securities, in cash or otherwise. The restrictions described in the previous sentence do not apply to the sale of Shares to the Underwriters.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $25.00 per share (the "Public Offering Price") plus accumulated dividends, if any, to the Closing Date and to certain dealers selected by you at a price that represents a concession not in excess of $.50 per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $.45 per share, to any Underwriter or to certain other dealers.

         4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 8, 1998, or at such other time on the same or such other date, not later than December 15, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or on such other date, in any event not later than January 22, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Firm Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date are subject to the condition that the Registration Statement shall have been declared effective prior to the date hereof, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, is contemplated by the Commission or by the state securities authority of any jurisdiction. In addition, the price and other specific terms of the Shares shall have been included in the Prospectus and the Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Securities Act Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing.

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i.) there shall not have occurred any downgrading, nor
               shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or the Operating Partnership by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii.) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, assets or business affairs of the Company and its subsidiaries considered as one enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to you, to the effect that is set forth in Exhibit A hereto. The opinion of Hogan & Hartson L.L.P. described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (d) The Underwriters shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in items (1) (first sentence only), (2) (first sentence only), (4), (5), (8), (9) and (13) of Exhibit A hereto and a statement similar to the statement referred to in clauses (i) and (ii) of the last paragraph of Exhibit A hereto.

         (e) The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP and PricewaterhouseCoopers L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         6. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give each Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company will deliver to each Underwriter, as soon as available, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits) as the Underwriters may reasonably request.

         (d) Delivery of Prospectus. The Company will deliver to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

         (e) Continued Compliance with Securities Laws. If any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or in order to otherwise comply with the applicable law, the Company will forthwith prepare an amendment of or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or so that the Prospectus will comply with applicable laws.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process, (ii) qualify as a foreign corporation in any jurisdiction in which it is not so qualified or (iii) take any action that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (g) Earnings Statement. The Company will file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (i) Listing. The Company will use its best efforts to effect the listing of the Shares on the NYSE.

         (j) Filing of Prospectus. Following the execution of this Agreement, the Company will prepare and file or transmit for filing with the Commission the Prospectus in accordance with Rule 424(b) under the Securities Act.

         (k) Price Stabilization or Manipulation. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (l) Reports to Representatives. During the period from the Closing Date until five years after the Closing Date, the Company will deliver to Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its shareholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company or any of its subsidiaries as Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, may reasonably request.

         (m) Accuracy of Representations. Prior to the Closing Date, the Company and the Operating Partnership will notify Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, in writing immediately if any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained herein inaccurate or incomplete in any respect.

         (n) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on the NYSE, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         7. Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley & Co. Incorporated expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any trustee of the Company and any officer of the Company who signed the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley & Co. Incorporated expressly for use in the Registration Statement or any amendment thereto, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party and jointly and severally liable for any obligations under such
Section 7.

         (e) The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or the Operating Partnership or any person controlling the Company or the Operating Partnership or any trustee of the Company or any officer of the Company who signed the Registration Statement and (iii) acceptance of and payment for any of the Shares.

         8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange, the Nasdaq National Market, (ii) trading of any securities of the Company or the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                          EQUITY OFFICE PROPERTIES TRUST


                                          By:  /s/ Timothy H. Callahan
                                             -----------------------------
                                             Name:  Timothy H. Callahan
                                             Title:  President

                                          EOP OPERATING LIMITED PARTNERSHIP

                                          By:  EQUITY OFFICE PROPERTIES TRUST
                                               As its Managing General Partner


                                          By:  /s/ Timothy H. Callahan
                                             -----------------------------
                                             Name:  Timothy H. Callahan
                                             Title:  President


Accepted as of the date hereof
Morgan Stanley & Co.
          Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.

Acting severally on behalf of
   themselves and as Representatives of
   the several Underwriters named
   in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By:  /s/ Michael Fusco
   ----------------------------------
   Name:  Michael Fusco
   Title:  Vice President

                                                                      SCHEDULE I



                                                                                                    Number of
                                                                                                   Firm Shares
                                  Underwriter                                                    To Be Purchased
                                  -----------                                                    ---------------
Morgan Stanley & Co. Incorporated                                                                    570,400
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                                   570,400
PaineWebber Incorporated                                                                             570,400
Prudential Securities Incorporated                                                                   570,400
Salomon Smith Barney Inc.                                                                            570,400

ABN AMRO Incorporated                                                                                 46,000
Bear, Stearns & Co. Inc.                                                                              46,000
BT Alex. Brown Incorporated                                                                           46,000
CIBC Oppenheimer Corp.                                                                                46,000
A.G. Edwards & Sons, Inc.                                                                             46,000
Goldman, Sachs & Co.                                                                                  46,000
Schroder & Co. Inc.                                                                                   46,000
SG Cowen Securities Corporation                                                                       46,000

Advest, Inc.                                                                                          20,000
Robert W. Baird & Co. Incorporated                                                                    20,000
William Blair & Company, L.L.C.                                                                       20,000
J.C. Bradford & Co.                                                                                   20,000
Craigie Incorporated                                                                                  20,000
Crowell, Weedon & Co                                                                                  20,000
D.A. Davidson & Co. Incorporated                                                                      20,000
Dain Rauscher Wessels                                                                                 20,000
Davenport & Company LLC                                                                               20,000
Fahnestock & Co., Inc.                                                                                20,000
Ferris, Baker Watts, Inc.                                                                             20,000
Fidelity Capital Markets, A Division of National Financial Services Corp.                             20,000
Fifth Third/The Ohio Company                                                                          20,000
First Albany Corporation                                                                              20,000
First of Michigan Corporation                                                                         20,000
Fleet Securities, Inc.                                                                                20,000
Gibraltar Securities Co.                                                                              20,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                                                     20,000
Interstate/Johnson Lane Corporation                                                                   20,000
Janney Montgomery Scott Inc.                                                                          20,000

Kirkpatrick, Pettis, Smith, Polian Inc.                                                              20,000
Legg Mason Wood Walker, Incorporated                                                                 20,000
McDonald Investments Inc., A Keycorp Company                                                         20,000
Mesirow Financial, Inc.                                                                              20,000
Morgan Keegan & Company, Inc.                                                                        20,000
Olde Discount Corporation                                                                            20,000
Pershing/Division of Donaldson, Lufkin & Jenrette Corporation                                        20,000
Piper Jaffray Inc.                                                                                   20,000
Raymond James & Associates, Inc.                                                                     20,000
The Robinson-Humphrey Company, LLC                                                                   20,000
Roney Capital Markets, a Division of First Chicago Capital Markets, Inc.                             20,000
Charles Schwab & Co., Inc.                                                                           20,000
Scott & Stringfellow, Inc.                                                                           20,000
Southwest Securities, Inc.                                                                           20,000
Sterne, Agee & Leach, Inc.                                                                           20,000
Stifel, Nicolaus &  Company, Incorporated                                                            20,000
Tucker Anthony Incorporated                                                                          20,000
Wedbush Morgan Securities                                                                            20,000
Wheat First Securities, Inc.                                                                         20,000
                                                                                                  ---------
                         Total ..................................................                 4,000,000
                                                                                                  =========

                                                                     SCHEDULE II



                            Significant Subsidiaries

                        EOP Operating Limited Partnership

                                                                       Exhibit A



                    (1) The Company has been duly formed as a real estate
               investment trust under the Maryland REIT law and is existing in good standing as of ______________ with the Maryland SDAT. The Company has the trust power and trust authority under the Maryland REIT Law and the Company's Declaration of Trust and the Bylaws to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                    (2) The Operating Partnership is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has the partnership power and partnership authority under its Agreement of Limited Partnership and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its current properties and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus. The Operating Partnership is qualified or registered as a foreign limited partnership and is in good standing under the laws of the states listed on Appendix A as of the respective dates of the certificates received from such states. The Company is the managing general partner of the Operating Partnership.

                    (3) The authorized, issued and outstanding capital shares of the Company, as of September 30, 1998, is set forth under the caption "Capitalization" in the Prospectus. All shares of beneficial interest of the Company shown as issued and outstanding under said caption are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company's Board of Trustees authorizing issuances thereof, are validly issued, fully paid and nonassessable. To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of beneficial interest of the Company, except as described in the Registration Statement and the Prospectus. No holder of outstanding shares of beneficial interest of the Company has any preemptive rights under the Maryland REIT Law or the Declaration of Trust or the Bylaws of the Company or, to our knowledge, any contractual right to subscribe for any of such shares.

                    (4) The Shares have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. When issued and sold to the Underwriters in accordance with the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Law. The form of share certificate evidencing the Shares complies with the applicable requirements of the Maryland REIT Law. The terms of the Shares conform in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The issuance of the Shares is not subject to any preemptive rights under the Maryland REIT Law or the Declaration of Trust or the Bylaws of the Company or, to our knowledge, any contractual right to subscribe for any Shares.

                    (5) The Underwriting Agreement has been duly authorized,
               executed and delivered by the Company and the Operating Partnership, and the Company has the trust power and trust authority under the Maryland REIT Law and the Operating Partnership has the partnership power and partnership authority under the Delaware Revised Uniform Limited Partnership Act to perform their respective obligations thereunder.

                    (6) The execution and delivery of the Underwriting Agreement and the performance as of the date hereof by the Company and the Operating Partnership of their respective obligations thereunder and the consummation as of the date hereof of the transactions contemplated thereby do not result in a violation of (i) in the case of the Company, the Maryland REIT Law or its Declaration of Trust or Bylaws, (ii) in the case of the Operating Partnership, the Delaware Revised Uniform Limited Partnership Act, or its Agreement of Limited Partnership, (iii) any agreement or contract filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, or any other reports filed subsequent to March 31, 1998 under the 1934 Act or
               (iv) any applicable law, rule, regulation, order, judgment or decree known to us of any Maryland or Delaware agency or court.

                    (7) The Articles Supplementary relating to the Shares have been filed for record with the Maryland SDAT pursuant to the Maryland REIT Law, and the number of and the title, par value, liquidation preference, ranking, distribution rate, distribution payment dates, redemption provisions and other terms of the Shares have been set forth therein.

                    (8) The Registration Statement has become effective under
               the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

                    (9) As of their respective effective or issue dates, the
               Registration Statement (and any amendment thereto) and the Prospectus (and any amendment or supplement thereto) (other than the financial statements and schedules and other financial data included therein or omitted therefrom as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

                    (10) The documents incorporated or deemed incorporated by
               reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules and other financial information and data included therein), at the time they were filed with the Commission, complied in all material respects with the 1934 Act and the rules and regulations of the Commission thereunder.

                    (11) Neither the Company nor the Operating Partnership is,
               or upon consummation of the transactions contemplated by the Underwriting Agreement will be, an "investment company", as defined in the Investment Company Act of 1940, as amended.

                    (12) All filings with, or authorizations, approvals,
               consents, licenses, orders, registrations, qualifications or decrees of, the Securities and Exchange Commission or any Maryland or Delaware State governmental body or agency in connection with the offering, issuance or sale of the Shares under the Underwriting Agreement or the performance as of the date hereof by the Company and the Operating Partnership of their respective obligations under the Underwriting Agreement have been obtained, except such as may be required under state securities or real estate syndication laws.

                    (13) The statements in the Prospectus under the captions
               "Description of Series C Preferred Shares" and "Description of Preferred Shares", to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects.

                    (14) The discussion in the Prospectus under the caption
               "Federal Income Tax Consequences," to the extent that it discusses matters of law or legal conclusions, is a correct summary of the matters discussed therein as of the date hereof.

                    In giving its opinion, such counsel shall additionally state that no facts have come to their attention which cause such counsel to believe that (i) the Registration Statement or any amendments thereto, as of their respective effective dates or as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, nor any amendments or supplements thereto, as of their respective issue dates or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or, omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) there are any legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus, other than those disclosed therein, or (iv) there are any contracts or documents of a character required to be described in the Registration Statement and the Prospectus that are not described or referred to therein; provided that in making the foregoing statements (which shall not constitute an opinion) such counsel need not express any views as to the financial statements and supporting schedules and other financial information and data included in or omitted from the Registration Statement or the Prospectus. In making the foregoing statement, such counsel may state that such statement is based upon such counsel's participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with you and your representatives during the course of the preparation of the Registration Statement and the Prospectus.